STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement’) dated as of May 19, 2005 between Affirmative Insurance Holdings, Inc., a Delaware corporation (“Buyer” or “Company”), and Vesta Insurance Group, Inc., a Delaware corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, the Seller owns 2,000,000 shares of Buyer’s common stock (the “Shares”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares in exchange for the payment by Buyer to Seller of the Purchase Price (as defined herein), all in accordance with the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, Buyer and Seller hereby agree as follows:

ARTICLE I

PURCHASE OF SHARES

Section 1.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, the Shares.

Section 1.02. Purchase Price. The aggregate purchase price for the Shares shall be Twenty-Eight Million Dollars ($28,000,000) (the “Purchase Price”), based on a purchase price of $14.00 per share.

ARTICLE II

CLOSING

Section 2.01. Closing Date. The closing (the “Closing”) of the purchase and sale of the Shares contemplated by this Agreement shall occur no later than Friday, June 10, 2005 (the “Closing Date”), or on such other date as shall be mutually agreed to between the parties.

Section 2.02. Deliveries by Seller. On the Closing Date, Seller shall deliver the Shares to Buyer duly endorsed in blank or accompanied by a properly executed stock power or in such other manner as Buyer and Seller mutually agree. Seller shall execute and deliver such further instruments and take such further actions as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

Section 2.03. Deliveries by Buyer. On the Closing Date, Buyer shall deliver to Seller the Purchase Price by wire transfer to an account of Seller designated by Seller. Buyer shall execute and deliver such instruments and take such further actions as may be reasonably requested by Seller to carry out the intent and purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties to Buyer, which representations and warranties shall survive the Closing. Such representations and warranties are true at and as of the date of this Agreement and shall be true at and as of the Closing Date as though each such representation and warranty were made by Seller at and as of the Closing Date, and the consummation of the Closing by Seller shall constitute a certification by Seller to such effect.

Section 3.01. Title to Shares. Seller is the sole record and beneficial owner of the Shares, and the delivery of the Shares to Buyer pursuant to this Agreement will transfer and convey good and valid title thereto to Buyer, free and clear of all liens, claims and encumbrances.

Section 3.02. Authority and Enforceability. Seller has the requisite right, power, authority and capacity to execute and deliver this Agreement and to sell and deliver the Shares to Buyer. This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and the effect of general principles of equity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties to Seller, which representations and warranties shall survive the Closing. Such representations and warranties are true at and as of the date of this Agreement and shall be true at and as of the Closing Date as though each such representation and warranty were made by Buyer at and as of the Closing Date, and the consummation of the Closing by Buyer shall constitute a certification by Buyer to such effect.

Section 4.01. Authority and Enforceability. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to deliver the Purchase Price. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and the effect of general principles of equity.

ARTICLE V

Section 5.01 Withdrawal of Demand. Effective upon the Closing, Seller’s demand, delivered March 22, 2005, that Buyer register 3,000,000 shares of its common stock pursuant to the Registration Rights Agreement between Buyer and Seller (the “Registration Rights Agreement”), shall be deemed withdrawn without any further action by Buyer or Seller.

Section 5.02 No Further Demands. Subject to Closing, Seller will not issue any additional demands under the Registration Rights Agreement until July 9, 2005.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Successors and Assigns. This Agreement shall be binding upon, an shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 6.02. Headings. The Article and Section headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 6.03. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

Section 6.04. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VESTA INSURANCE GROUP, INC.

By Name:	/s/ Norman W. Gayle III Norman W. Gayle III

Title: President and CEO

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By Name:	/s/ David B. Snyder David B. Snyder

Title: Vice President